October 17, 2002




Securities and Exchange Commission
Washington, D.C. 20549

RE: SOMERSET HILLS BANCORP
    FILE NO. 333-99647

Dear Sir or Madam:

We have read the "Change in Accountants" section of the Pre-Effective Amendment No. 1 to Form SB-2 of Somerset Hills Bancorp (Commission File No. 333-99647) dated on or about October 17, 2002, and agree with the statements therein as they pertain to us.


Very truly yours,

/s/ Grant Thornton LLP

Suite 3100
Two Commerce Square
2001 Market Street
Philadelphia, PA 19103-7080

T 215.561.4200
F 215.561.1066
W www.grantthornton.com

Grant Thornton LLP
US Member of Grant Thornton International